ZALOPAY PAYMENT SUPPORT SERVICES SUPPLY CONTRACT

NO: 67/2020/ZALOPAY/ZION-HOTTAB

Name: HOTTAB ASSET VIETNAM COMPANY LIMITED

Address: No. 57 Tran Quoc Toan, Tran Hung Dao Ward, Hoan Kiem District, Hanoi City

Phone: 0976940899

Tax code: 0108838460

Representative: Ms. Ngo Thi Cham

Position: DEPUTY DIRECTOR

(According to power of attorney No. 20200115/2020/CV dated January 15, 2020)

(hereinafter referred to as “HOTTAB ASSET” or “Party A”)

And

Name: ZION JOINT STOCK COMPANY

Address: Z06 Road No 13, Tan Thuan Dong Ward, District 7, Ho Chi Minh City, Vietnam

Phone: 028 3962 3888 Fax: 028 3962 4666

Tax code: 0101659783

Representative: Ms. Truong Thi Thanh

Position: CHAIRMAN OF BOARD OF MANAGEMENT CUM DIRECTOR (hereinafter referred to as “ZION” or “Party B”)

August 2020

1

Bases:

- Civil Law in 2015;

- Commercial Law in 2005

- Enterprise Law in 2014

- Decree No 101/2012/ND-CP guiding non-cash payment activities and amendments and supplements;

- Circular No 39/2014/TT-NHNN guiding the provision of payment intermediary services and documents amending, supplementing and guiding the implementation;

- Business registration license No 0101659783 of ZION Joint Stock Company issued by the Department of Planning and Investment of Ho Chi Minh City;

- Business registration license No 0108838460 of Hottab Asset Vietnam Co., Ltd., issued by Department of Planning and Investment of Hanoi City.

- Needs and capabilities of the Parties.

WHEREAS:

- Party A is a goods and service company that wishes to accept the use of ZaloPay Payment Support Services provided by Party B.

- Party B is an enterprise licensed by the State Bank of Vietnam to provide intermediary payment services in accordance with the law.

In order to contribute to promoting electronic payment activities, complying with applicable laws, the Parties together agree to enter into and sign the Contract on August 31, 2020 ("Effective Date") with terms and conditions as follows:

ARTICLE 1: INTERPRETATION

1.1. Contract: means this Contract and the attached Appendices, Service Agreements and related documents, amendment and supplement agreements (if any).

1.2. Each Party or Parties: means Party A, Party B or Party A and Party B depending on the context of the Contract contents.

1.3. ZaloPay Payment Support Service (ZaloPay): are services that allow Customers to use ZaloPay Payment Support Service to pay for goods and services of Party A.

1.4. ZaloPay payment support services include: Payment service using ZaloPay application (“ZaloPay App”) and ZaloPay payment gateway service (“ZaloPay Gateway”). In which:

a.        ZaloPay App service: Is a payment service provided by Party B on ZaloPay application according to the Terms of Use posted on the website: https://zalopay.vn/quy-dinh. Through ZaloPay App, it allows customers to pay for goods and services with money sources: ZaloPay account balance, Bank linked with ZaloPay (card/bank account linked by Customer on ZaloPay application) ) or other money sources that ZaloPay allows in accordance with the law and actual implementation.

b.        ZaloPay Gateway service: Is a payment gateway service and a support service for collection and payment provided by Party B, allowing Customers to pay for goods and services of IITs with money sources from payment cards/accounts bank, or ZaloPay App has been technically integrated by Party B with Party A's system.

1.5. Payment acceptor (PA): is an organization or individual providing goods and services that allows customers to pay for goods and services using the ZaloPay payment support service.

1.6. Successful transaction: The purchase of goods and services is determined to be a successful payment transaction, and Party A has successfully provided goods and services to the Customer (according to the regulations on provision of Party A's services in accordance with the law). When the Customer has successfully paid according to Party B's confirmation, Party A is responsible for fulfilling all obligations related to goods and services.

1.7. Successful payment transaction: is the transaction that Party A's Customer pays for goods and services provided by Party A and is successfully notified by Party B to Party A through the regulation of successful payment signal at the technical documentation on https://docs.zalopay.vn/.

1.8. Unsuccessful payment transaction: is a transaction that Party A's Customer makes payment for goods and services via ZaloPay Payment Support Service and Party B sends a notice of unsuccessful payment transaction to Party A according to Payment signals at technical documentation on https://docs.zalopay.vn/.

1.9. False transaction: is the transaction after the reconciliation occurs in one of the following cases:

a. The transaction has been successfully recorded by Party A's system, but not successfully recorded by Party B's system.

b. The transaction has been successfully recorded by Party B's system, but not successfully recorded by Party A's system.

1.10. Customers: are individuals and organizations that are in need of buying and selling goods, using Party A's services and making payments to Party A through Party B's ZaloPay payment support service.

1.11. Goods and services: are the goods and services provided by Party A to the Customer in accordance with the laws of Vietnam, in accordance with the business functions of Party A.

1.12. Working day: is the calendar day, excluding Saturdays, Sundays and public holidays in accordance with the laws of Vietnam.

1.13. Month: means the calendar month and “monthly” shall be construed accordingly.

1.14. Continuous operation: is the system's availability for continuous operation in accordance with the law.

1.15. Confidential Information: is information, documents and data formed, arising from the process of negotiating, signing and performing this Contract, including but not limited to information provided by one Party to the other Party in writing, electronic data messages or any other form in accordance with the provisions of the law and the agreement of the two Parties.

Depending on the type of service that the Customer uses, according to the characteristics, the above concepts will be explained according to the usage regulations of that type of service.

ARTICLE 2. COOPERATION CONTENTS

2.1. The two Parties agree to cooperate to allow the Customer to use the ZaloPay payment support service, with the forms described in the Appendixes attached to this Contract in accordance with the functions and duties of the Parties, and Vietnamese law.

2.2. Details of cooperation with specific terms and conditions are agreed by the Parties in the Appendixes attached to this Contract.

2.3. During the cooperation process, Party B is the provider of payment intermediary cooperation services, Party A is the supplier of goods and services. The Parties shall coordinate on the principle of ensuring the safety, convenience and speed.

ARTICLE 3. PRINCIPLES OF COOPERATION

3.1. The coordination between the two Parties in the process of providing the payment support service ZaloPay comply with the relevant principles, procedures and regulations of the two Parties agreed in writing as well as changes and supplements from time to time by the two Parties.

3.2. In the event that there is a change or addition of the procedures and regulations on the coordination of either Party, the Party with changes will promptly notify the other Party in writing, and the two Parties will coordinate to handle it to ensure the quality of services provided to the Customer.

3.3. The two Parties commit to strictly and fully implement the terms of this Contract, and jointly deal with arising issues (not mentioned in this Contract) according to the rights and responsibilities of each Party.

3.4. Each Party guarantees the following conditions for entering into and performing the contract:

a. For Party B:

- Maintain and ensure the necessary conditions for the implementation and provision of services in accordance with the law and commitments in the Contract and the Appendix;

- Ensure the legitimacy of services and service provision processes that Party B provides to Party A;

- Ensure and maintain continuous service provision in accordance with the law.

b. For Party A:

- Maintain business conditions and ensure Party A's business activities related to cooperation with Party B comply with the law;

- The integrated object, accepting payment exists, operates in accordance with the law at all times accepting payment by ZaloPay. Any relevant changes must be agreed with Party B before implementation;

- Goods and services accepted for payment: Legal meeting, not violating legal regulations, customs and traditions. For goods and services that need to integrate ZaloPay payment support service in the conditional business field, Party A must notify Party B and obtain written approval from Party B before deployment;

- Comply with the provisions of the Contract and its Appendices as well as the instructions and risk warnings in payment activities required by ZION.

ARTICLE 4. RIGHTS AND OBLIGATIONS OF PARTY A

4.1. Rights of Party A:

a. Use ZaloPay payment support service so that customers can make payment for goods and services provided by Party A.

b. Receive revenue related to payment goods and services through the ZaloPay payment support service.

c. Be requested to coordinate with Party B to handle errors and violations that occur during the coordination process between the two Parties.

4.2. General obligations of Party A:

a. Be solely responsible for all costs of investment in infrastructure, transmission lines and technical systems necessary for the performance of this Contract.

b. Coordinate with Party B in the process of cooperation to implement this Contract.

c. Ensure the accuracy, completeness, legality, validity, compliance with e-commerce laws, regulations on management of electronic transactions, regulations related to integrated objects and goods trading, services provided.

d. Ensure that the goods and services provided to the Customer do not violate ethics, customs and prohibited provisions of the law. In case of violation of this regulation, Party A is solely responsible for all arising responsibilities and in this case Party B will coordinate to handle with Party A within the scope of responsibility of the intermediary payment service provider as prescribed by the law.

e. Notify Party B of any changes with: ownership, address or business lines, as well as changes in ownership information, cooperation objects, exchange/return policies for goods, services, confidentiality policies and other contents is the responsibility of Party A under this Contract.

f. Ensure that it has read, understand, accept, agree to comply with and be bound by the terms and conditions of service (or an equivalent form of regulations) announced by Party B on the website. https://zalopay.vn; reconciliation tool https://mc.zalopay.vn; technical guide tool https://docs.zalopay.vn/.

g. Do not use the ZaloPay Payment Support Service to perform: (i) money laundering, fraud, giving and receiving bribes, (ii) buying, selling and distributing prohibited goods and services according to regulations. provisions of Vietnamese law and/or violation of the intellectual property rights of a Third Party, and (iii) other prohibited acts and/or violation of ethics, customs and traditions under the provisions of law of Vietnam.

h. Do not collect any additional fees for Customers when paying through ZaloPay in any form. If Party A does not comply with this commitment, Party B, depending on the severity of the violation, has the right to (i) suspend the connection and payment until Party A completes the related remedial work, including ensuring protect the interests of the Customer; or (ii) terminate the Contract and request Party A to compensate the Customer for damage.

i. Not copy, store, get card information, bank account, use methods to interfere in the process of entering card information, or any other means to get card information; does not require Customer to provide any personal financial information, including but not limited to: bank account, credit card number, password to login to bank account, password to login to ZaloPay, except for the sole case for a purpose of Party A refunding money to the Customer, Party A may ask the Customer to provide an account number to transfer the refund, but must be responsible for keeping this information confidential in accordance with the provisions of this Contract and relevant laws.

j. Store all documents, sales/service invoices or delivery notes, delivery notes signed by the Customer, the carrier's bill of lading or the system's transaction result status screen Party A within the time limit prescribed by law to compare when there are complaints and lawsuits of the Customer or when there is an inspection and examination by a competent State agency.

k. Check all information related to the successful Payment Transaction before performing the obligation to deliver goods and services to the Customer. In case there are any errors, Party A must immediately notify the Customer and Party B to coordinate the handling.

l. Set up the necessary business processes for the two Parties to deploy the ZaloPay payment support service for the business of goods and services of Party A.

n. Coordinate with Party B to compare details of payment transactions through ZaloPay Payment Support Service for Party A's goods and services on a monthly basis. Detect and coordinate to handle erroneous transactions according to the process agreed by the two Parties in the Appendices attached to this Contract.

o. Do not take advantage of connecting to the ZaloPay system to perform any of the following acts: Collect system data and/or user data; spreading viruses and/or installing unsafe software to sabotage the ZaloPay system; perform manipulations to unbalance the system in order to gain control for the purposes of violating the law; other illegal acts.

p. Act as the focal point for resolving customer disputes and complaints related to the obligation to provide goods, services, quality of goods or services, or any other complaints related to goods or services that Party A is providing to Customer.

q. Provide and update the contact point via email in Appendix 5 attached to this Contract to Party B 05 (five) working days before there is a change.

r. Bear the costs incurred by Party A during the connection and implementation of the Contract between the two Parties.

s. Take responsibility for the lawfulness of goods and services and commit not to receive money transfer and pay cash through ZaloPay service, not to perform prohibited transactions according to law.

4.3 Obligations to coordinate system management and troubleshooting:

a. Maintain the system running smoothly and stably continuously.

b. Coordinate with Party B in quickly handling problems arising in the process of exploiting ZaloPay Payment Support Service to ensure the quality of services provided to Customers.

4.4 Obligations on settlement and reconciliation:

a. Designate a bank account for payment according to Appendix 2 attached to this Contract.

b. Check and confirm payment data between the two Parties for transactions through the ZaloPay Payment Support Service arising in the monthly settlement cycle. On that basis, pay in full and on time to Party B the part of the Service Fee that Party B is entitled to according to the provisions of Article 7 and the Appendices attached to this Contract.

c. Be responsible for handling and refunding damage to the Customer in case the Customer has a complaint/complaint about the quality of goods and services that Party A has provided.

d. Be obliged to issue a sales invoice to the Customer corresponding to the revenue of goods and services of Party A (if required).

4.5 Depending on the specific conditions, in order to limit the risks, Party B can itself and/or at the request of the competent authority or the International Card Organization's regulations, be able to implement the technical and professional risk management instructions, requirements and posting, and public announcement on https://zalopay.vn/quy-dinh, https://mc.zalopay.vn.zalopay application. Party A commits to cooperate with Party B in implementing relevant risk management guidelines and requirements. For fraudulent transactions, suspected in accordance with anti-money laundering laws, according to the notice of one Party, the other Party is responsible for immediately suspending the transaction processing and coordinating to verify and ensure comply with the law and minimize the damage incurred.

4.6 Other obligations under the Contract and the Appendices attached to this Contract.

ARTICLE 5. RIGHTS AND OBLIGATIONS OF PARTY B

5.1. Rights of Party B:

a. Implement the ZaloPay Payment Support Service for Party A's Customers in accordance with the provisions of the Contract and the attached Appendices.

b. Be entitled to Service Fees as prescribed in Article 7 and the Appendices attached to this Contract.

c. Temporarily suspend the provision of services to Party A and have the right to deduct from the next payment to Party A when there is a case that Party A has not refunded or compensated for a breach of the Contract until the breach is rectified, fully processed.

d. Request Party A to provide information related to goods, services and the use of ZaloPay payment support service under this Contract with Party A.

e. Do not pay any interest within the payment period specified in the Contract.

f. Make recommendations and requirements for Party A to ensure safety and limit payment risks.

5.2. Obligations of Party B:

a. Comply with the law with ZaloPay payment support service provided by Party B.

b. Coordinate with Party A to make it easier for Customers to shop and pay for Party A through ZaloPay Payment Support Service.

c. Invest in necessary technological equipment and system software to deploy the Service.

d. Store and manage data Transactions performed through their system in accordance with the law.

e. Be self-responsible for all costs of infrastructure investment, transmission lines and arising in their system for the process of deploying and providing the Service.

f. Coordinate with Party A to develop procedures for implementing ZaloPay Payment Support Service.

g. Apply professional measures to ensure data security. To be responsible for securing its system to avoid unauthorized access to one Party's network through the other Party's system and vice versa.

H. Provide the tools to retrieve data of daily and monthly reconciliation reports for Party A. Detect and coordinate to handle erroneous transactions according to the process agreed by both Parties in the attached Appendices of this Contract.

i. Coordinate with related parties in settling customer complaints related to payment transactions for goods and services of Party A through ZaloPay Payment Support Service.

j. Provide and update the email contact for Party A before 05 (five) working days when there is a change.

5.3. Obligations to coordinate system management and troubleshooting:

a. Maintain the system running smoothly and stably continuously.

b. Provide error codes to Party A during connection and service deployment.

c. Coordinate with Party A in quickly handling problems arising in the process of service exploitation to ensure the quality of ZaloPay Payment Support Services provides to Customers.

5.4. Obligations on settlement and reconciliation:

a. Designate a bank account as specified in Appendix 2 attached to this Contract.

b. Perform reconciliation and confirmation of official payment data between the two Parties for Payment Transactions arising in the periodic and monthly settlement cycle. On that basis, pay Party A in full and on time the revenue of successful Payment Transactions as prescribed in this Contract.

c. Issue value added invoices (VAT) related to the fees collected from Party A.

5.5 Other obligations under the Contract and the Appendices attached to this Contract.

ARTICLE 6. COOPERATION IN PROMOTION OF SERVICES

6.1. The two Parties shall coordinate to transmit information about cooperation services on their communication channels and other communication channels, as agreed by the Parties to coordinate in each specific case.

6.2. All images and media contents used for the promotion of cooperation services must have the cooperation product logo as designated by the Management Authority. Allow the use of logos, images, content in accordance with this Contract. Each Party commits that when using the other Party's trademark, it must be consistent with the purposes of this Contract and on the basis of the instructions and regulations must be consistent with the regulations on using the trademarks owned by each Party. The Parties undertake not to use them for illegal, illegal, unfair competition or violation of fine traditions and customs, and not to take direct or indirect forms to assert themselves (or have the misleading, implied) that the Cooperation Service is its own.

6.3. Create maximum conditions for Customers to access and use cooperation services under the Contract.

6.4. The two Parties commit to actively and coordinate with the other Party to carry out communication and advertising activities about the Cooperation Service. All signed agreements, trade promotion and advertising publications related to ZaloPay Payment Support Service or this Contract must not adversely affect the two Parties.

6.5. Each Party is solely responsible for the costs of communication in paragraph 6.1 of this Article and other costs incurred by it, unless otherwise agreed.

ARTICLE 7. PAYMENT SUPPORT SERVICE FEES

7.1. Party A will pay Party B the service fee for each cooperation service and is shown in the Appendix attached to this Contract.

7.2. Service Fee Adjustment:

During the implementation of this Contract, depending on each specific stage of implementation, the Service Fee will be adjusted by Party B by sending a notice to Party A. Within 7 (seven) working days after Party A receives Party B's notice (calculated according to the results of delivery by the post office to the address provided by Party A), if Party A does not have any written or email response to the contact Party B's system and continues to use Party B's ZaloPay payment support service, it will be considered to accept this change, and the new service fee will be applied from the end of the 07 period ( seven) working days mentioned above.

7.3. The specific provisions on payment of Service Fees are agreed upon by the two Parties in the Appendixes attached to this Contract.

ARTICLE 8. COPYRIGHT, INTELLECTUAL PROPERTY AND CONFIDENTIALITY

8.1. Each Party's trademarks, logos, websites, software, documents, and privacy mechanisms are the exclusive property of that Party or that Party is lawfully used and protected by all applicable laws and regulations. with registered names, trademarks, software, business processes, copyrights, intellectual property rights and patents.

8.2. Each Party may use a limited name and logo of the other Party to promote the Customer to recognize and use the ZaloPay Payment Support Service in accordance with the provisions of this Contract. The use of the name and logo of each Party must not violate the provisions of law, do not damage the reputation, image of the other Party and only for the purpose of serving the work specified in this contract.

8.3. The Parties undertake not to disclose information directly or indirectly about software, technical processes and operations related to the ZaloPay payment support service; part or all of the contents of this Contract as well as its Appendices and Agreements; information on business activities and information related to Customers using the ZaloPay payment support service to any third party, except at the request of a competent State agency or approved by the Government or with written consent of the other Party.

8.4. Any damage caused by unauthorized disclosure of information, causing harm to the other Party, the disclosing Party is fully responsible for indemnification including the cost of remedying the violation caused.

8.5. The two Parties are obliged to keep the confidentiality of the information disclosed by the two Parties to each other during the validity period of this Contract and after this Contract expires, except for cases where the information is disclosed in accordance with the provisions of law or with the consent of both Parties or the Disclosing Party.

ARTICLE 9. SETTLEMENT OF VIOLATIONS AND COMPENSATION FOR DAMAGE

9.1. One Party breaches the Contract, which has been requested by the other Party to be remedied within a specific time (in writing or email) without remedy, or the breach is irreparable, or the risk threatens service provision of the Affected Party or at the request of a competent authority, the Affected Party has the right to suspend the performance of the Contract.

9.2. The violating party must compensate the Affected Party for all damages, losses and arising fees (including contractual fees, attorney's fees), court costs, and fines from the relevant agency, counterparty, remedial costs arising directly from or in connection with the breach, employees, contractors of that Party.

9.3. In addition, in cases of claim for reimbursement, Party A guarantees to pay Party B the full amount of the Claim for Compensation, fees and penalties collected by the International Card Organization, and other arising fees (if applicable), for any liability of Party B to a third party (arising from Party A's violations), other losses (if any). In this case, Party B has the right to immediately terminate all agreements with Party A, suspend the provision of Services to Party A, withhold payments, take measures to request competent authorities to handle and have the right to use communication measures related to protecting the interests of Party B and the Customer.

9.4. If a liability arises for compensation for damage or for incomplete payment, the Affected Party has the right to determine the debtor's debt or deduct it from the next payment or the Affected Party shall pay cash, pay transfer payment to the Affected Party.

9.5. In case of termination of cooperation activities between the two Parties, the violating Party still has to fulfill the obligation to compensate for damage and pay to the Affected Party, expenses incurred in the process of handling the breach of the Contract and cooperation activities between the two Parties.

ARTICLE 10. EFFECTIVE DATE, RENEWAL AND TERMINATION

10.1. This Contract comes into effect on the Effective Date and is valid for a period of 01 (one) year called the “Initial Term”.

10.2. The contract will be automatically renewed for each period, each period of 01 (one) subsequent year, starting from the end of the original term or any subsequent renewal period. These automatic renewals shall be maintained unless otherwise notified in writing by either Party, at least 30 (thirty) business days prior to the end of the current period. The initial and subsequent renewal periods herein shall be referred to as the “Term” of the Contract. The Parties will renegotiate the terms of this Contract at each renewal period.

10.3. Upon termination of the Contract, the continuing obligations, as well as the payment obligations to be made, will remain in effect and continue to bind the two Parties. Any software and data owned by either Party shall be returned to the Owner by the other Party and any copies of such software and data shall be destroyed, except in the case of data records which must be retained as required by law.

10.4. If either Party wishes to terminate the Contract before the term of the Contract, it must notify the other Party in writing 30 (thirty) days in advance.

10.5. Contract termination cases:

a. As agreed by the two Parties;

b. One Party fails to meet the conditions for cooperation in Article 3.4 of this Contract;

c. One or the Parties terminate their operation, dissolve or go bankrupt;

d. Other cases as prescribed in the Contract.

10.6. Settlement of contract termination.

a. Contract termination does not mean termination of obligations to the other Party/Third Party that a Party has not completed under the Contract. The violating party is responsible for compensating for all damage caused to the Affected Party (if any).

b. Within 05 (five) working days from the date of termination of the Contract, the two Parties must conduct a data comparison and fulfill all remaining obligations towards each other.

c. In all cases, Party A is still responsible to the Customer for the goods and services that have been, are and will be provided to the Customer in accordance with Party A's sales regulations and applicable laws.

d. If for any reason, one Party does not have goodwill in the reconciliation and liquidation of the Contract, even though it has been carried out in accordance with regulations, the other Party may base on its own data as a basis to establish Contract liquidation minutes sent to the other party.

If within 10 (ten) days from the date of sending the Liquidation Minutes (by post), the Recipient does not respond, the Parties are automatically deemed to have accepted the Liquidation Minutes, and that Party waive the acquisition of related rights; outstanding payments will be treated as a liability.

e. Upon termination of this Contract, the two Parties return to each other all relevant confidential information (if any). For the information that cannot be returned, the Holder is responsible for performing the confidentiality obligations stated in this Contract. If the breach causes damage to the other Party, it must compensate for all damages in accordance with the provisions of this Contract.

ARTICLE 11. GENERAL PROVISIONS

11.1. Entire agreement

This Contract includes all agreements of the two Parties and supersedes all previous agreements between the two Parties unless otherwise stated.

The Contract and Contract Appendices are an integral part of the Contract.

11.2. This Contract is not assignable in any way to the Third Party without the consent of the other Party. In case Party A transfers this Contract to a Third Party after Party B's approval, Party A and the Third Party must comply with Party B's regulations and procedures related to the assignment and performance of the Contract.

11.3. Except for the specific case stated in the Contract and the attached Appendices, the amendments and supplements must be agreed upon by the Parties.

11.4. The amendment and supplementation of regulations on enterprise information on page 1 of the Contract (except for the change of tax code), the Parties are responsible for making a written notice together with relevant documents. If the notified Party has no comments (by email to the contact point of the Sales Department and the official reply) then this notice will automatically be considered as an amendment and supplement in the Appendix attached to this Contract.

11.5. If there is a dispute, the Parties will agree and negotiate within 30 (thirty) days from the date of arising of the dispute. If the dispute cannot be resolved by agreement or negotiation, the dispute will be settled by the competent People's Court in Ho Chi Minh City.

11.6. During the implementation process, the Parties acknowledge the legal validity of documents in the form of electronic data messages with legal validity binding to the Parties as traditional documents.

11.7. Force Majeure

a. Force Majeure Events are events that occur objectively and cannot be foreseen, despite all necessary measures being taken, including but not limited to events such as natural disasters. , fire, flood, earthquake, accident, disaster, disease restrictions, nuclear or radioactive contamination, war, civil war, insurrection, strike or riot, the Affected Party shall must promptly notify the other Party in writing of its failure to perform its obligations due to the Force Majeure Event, and shall, within 15 (fifteen) days from the date of the Force Majeure Event, forward directly by certified mail to the other Party proofs of the occurrence of the Force Majeure Event and the time period during which the Force Majeure Event occurred.

The party affected by the Force Majeure Event is responsible for taking all measures to minimize the impact of such Force Majeure Event.

b. If the Force Majeure Event lasts more than 30 (thirty) days, each Party has the right to terminate this Contract without having to compensate the other Party for any direct damages arising from the Force Majeure Event except in case the Party affected by the Force Majeure Event has failed to fully perform the activities at point a of this Clause.

11.8. The two Parties agree that the term(s) in the Contract are valid independently of each other except where it is expressly referred to as accurately and completely. The invalidity of one or more terms will not affect the enforcement of other provisions of the Contract. In this case, the two Parties will coordinate to make adjustments in accordance with the provisions of law for enforcement.

ARTICLE 12. SIGNING CONTRACT

The signing of the Contract is performed by an authorized representative of each Party or a duly authorized representative of each Party.

The contract is made in 02 (two) originals in Vietnamese, each Party keeps 01 (one) copy with the same legal value.

REPRESENTATIVE OF PARTY A Deputy Director (Signed and sealed) NGO THI CHAM	REPRESENTATIVE OF PARTY B Chairman of Board of Management cum Director (Signed and sealed) TRUONG THI THANH

2

APPENDIX 1

ZALOPAY PAYMENT ACCEPTANCE COOPERATION

(Attached to Contract No. 67/2020/ZALOPAY/ZION-HOTTAB signed on .../.../......)

Bases:

- Contract No 67/2020/ZALOPAY/ZION - HOTTAB dated ...... between Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B);

- Based on the capabilities and needs of the two Parties;

This Appendix is made and signed on............for the implementation of ZaloPay payment Support Services with the following contents:

ARTICLE 1. INTERPRETATION

In this appendix, the following terms have the following meanings:

1.1. Payment: means Party B's transfer of the revenue collected from the Customer to Party A's account according to the payment period agreed between the two Parties, after balancing the payable according to this Appendix; the payment does not confirm that Party A has fulfilled its obligations as agreed with the Customer.

1.2. Payment solutions: Are solutions implemented by Party B for Party A, described and guided in detail at: https://mc.zalopaY.vn, in accordance with the provisions of this Appendix and integrated reality technical meeting of the two Parties.

1.3. Service fee: The fee that Party B and Party A agree on the basis of this Appendix and depending on the integrated service, the service fee is determined accordingly.

1.4. The determination of the value and number of successful payment transactions is determined on the basis of Party B's recording system and notified to Party A through the service-integrated signal system or email, phone to Party A's designated contact person.

ARTICLE 2. SCOPE OF TECHNICAL INTEGRATION, PAYMENT ACCEPTANCE

2.1. Party A and Party B jointly deploy a service integration that allows Party A's customers to pay for goods and services to Party A through the ZaloPay App service. Specifically for money from ZaloPay wallet balance, and domestic bank accounts/ ATM cards linked to ZaloPay accounts

2.2. In which, the two Parties will integrate payment for goods and services at: website sopa.asia and Party A's Sopa application.

Types of goods and services provided to customers: food and drink order.

In case Party A expands the integrated object or provides products and services on the integrated object in the conditional business field, Party A must notify Party B and get Party B's written approval before deployment.

2.3. Information about the integrated object is provided by Party A together with this Appendix.

2.4. Party A commits to fully comply with legal procedures and necessary documents, permits and approvals in accordance with the law at the time of signing and during the implementation of the Contract.

2.5. The modification and addition of the integrated object must be approved in writing by Party B before application.

ARTICLE 3. TECHNICAL REGULATIONS AND SERVICE CONNECTION

3.1. The implementation of technical integration activities is agreed by the Parties under the guidance of the technical focal point of Party B and the corresponding technical integration documents specified at https://docs.zalopay.vn/.

3.2. At the end of the integration process, the technical contact of the two sides will confirm the successful acceptance of the connection by email showing the technical parameters recorded on the system.

3.3. The result of successful technical acceptance test means that the Parties have understood, agreed and ensured the implementation of the contents shown in the technical documents at https://docs.zalopay.vn/.

3.4. During the implementation process, if Party B has any changes to this technical document, Party B will notify and update Party A via technical email and directly on https://docs.zalopay.vn/.

ARTICLE 4: SERVICE FEES

4.1. Service fee regulation

Party A will pay Party B the service fee according to the cooperation content mentioned in Article 2 of this Appendix, specifically as follows:

No	Type of fee	ZaloPay App (excluding VAT)
1	Fee of service, including:
	- Service support fee	1%/transaction value
	- Transaction processing fee	Free of charge
2	Return processing fee	1.000 VND/transaction
3	Successful payment transaction fee refund for returned order	Refund
Notes: - Domestic card is a card with BIN issued by the State Bank of Vietnam. - An international card is a card with a BIN issued by international card organizations.

4.2. Regulations on fees

a) Unless otherwise agreed by the Parties, the effective time of fees is the time of the first transaction.

b) Service fee is calculated on the successful payment transaction value according to the data recorded by Party B and deducted from the payable amount before Party B pays the revenue to Party A.

The service fee is still applied to the transaction that Party B successfully recorded but did not receive a response from Party A during the reconciliation period or the transaction process failed to send a successful signal to Party A.

Transactions that the Parties agree to test will not apply Service Fees. This Contract is done via email to the Sales Department contact point.

c) Service fees are applied to each integrated object, or to specific goods and services specified in Article 2 - This Appendix or the amended and supplemented agreements (if any).

d) Party B will issue a valid financial invoice for the fee arising from the transaction collected from Party A according to the provisions of this Article.

e) Service charge period: from 00 hours 00 minutes 00 seconds first day of the month to 23:59: 59 of last day of the month according to the calendar year.

ARTICLE 5. TERMS OF IMPLEMENTATION

- This Appendix is an integral part of the ZaloPay Payment Support Service Supply Contract No. 67/2020/ZALOPAY/ZION - HOTTAB signed on day...month...year.... between Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B).

- This Appendix is made into 02 (two) copies in Vietnamese with the same legal validity, each party keeps 01 (one) copy.

REPRESENTATIVE OF PARTY A Deputy Director (Signed and sealed) NGO THI CHAM	REPRESENTATIVE OF PARTY B Chairman of Board of Management cum Director (Signed and sealed) TRUONG THI THANH

3

APPENDIX 2

PAYMENT AND RECONCILIATION PROCESS

(Attached to Contract No. 67/2020/ZALOPAY/ZION-HOTTAB signed on .../.../......)

ARTICLE 1. RECONCILIATION

1.1. General regulations

a.	Party A registers an account and password. After being approved by Party B in Clause B, Party A has the right to access a reconciliation tool with transaction checking, payment checking and related functions according to actual implementation and instructions at https://mc.zalopay.vn;
b.	Party A is responsible for keeping confidential information such as username, password, and other information related to and/or recorded at the reconciliation tool. The management and use of the account reconciliation tool Party A must comply with the usage regulations and safety instructions of Party B when using the service posted at httos://zalopay.vn/quy-dinh.

c.        Original data: is the data provided by Party B on the reconciliation tool;

d.        Recorded data: The data is recorded by Party A.

e.        Daily data: is data from 00:00:00 to 23:59:59 on the same day.

f.	Monthly data: is the data arising from 00:00:00 on the 1st day of every month to 23:59:59 on the last day of the calendar month.

1.2. Daily data check:

a.	Party B updates the data of successful transactions arising from 00:00:00 to 23:5959 of the previous day on the tool.
b.	Party A is responsible for checking and confirming the above data, and the Parties agree that the data that Party B updates to the tool is the basis for payment according to the provisions of Article 2 of this Appendix.
c.	Daily updated data includes: (i) Successful payment transaction, (ii) Refund transaction, (iii) Service fee, (iv) amount paid by Party B to Party A after deducting fees service.

1.3. Monthly data reconciliation:

a. Reconciliation process:

i. Within the first 02 (two) working days of the month, Party B will have an email to notify the reconciliation and payment point of requesting Party A to access the system provided by Party B to confirm the online automatic reconciliation.

ii. In the next 03 (three) working days from the date of Party B's email notification, Party A must confirm the actual data of the preceding month. This certification has the same value as the representatives of the two Parties to sign and stamp on the Minutes of revenue and service fee collection according to the Form attached to this Appendix. If Party A wishes to get the Minutes with seal and signature, then actively print the Minutes from Party B's system to sign, seal and send it to Party B to complete the signing, seal and return it to Party A. In this case, Party B will send an email to Party A informing that Party A has made the confirmation.

·	If Party A does not confirm within the above time limit, the Parties automatically understand that Party A accepts with the data of the preceding month recorded by Party B.
·	If there is a difference in the reconciliation results and Party A responds after the above time limit, the Parties agree to adjust in the next month.

iii. In the next 05 (five) working days, Party B sends the invoice (form: electronic invoice) to the email address of Party A specified in Appendix 5.

b. Monthly reconciliation data includes: (i) Successful payment transaction, (ii) Refund transaction, (iii) Service fee, (iv) amount paid by Party B to Party A minus the translation fee service.

c. The data recorded on the tool is the data arising from 00:00:00 on the 1st day of every month to 23:59:59 of the last day of the calendar month.

ARTICLE 2. PAYMENT OF AMOUNT PAID BY THE CUSTOMER TO PARTY A

2.1. Party B will pay Party A based on the results recorded daily on the control system.

2.2. In case there is a difference when Party A checks the daily data but has not been processed before the time of payment, Party B will transfer the payment according to the original data recorded by Party B. The difference after the two Parties confirm the accuracy will be paid off or added to the next next payment.

2.3. Party B pays Party A by the following method:

❖Payment regulations on day T+l:

Regulation	Time of payment
Payment amount after deducting (1) refund transaction, (2) service fee, (3) debt (if any)

Payment is as follows:

The payment period is T + 1 (T is the transaction date). Accordingly: before 16:00 of T+l day, Party B will transfer the payment amount of day T to Party A.

If the payment date is not a business day, it will be made the next working day.

2.4. If for 3 consecutive months, Party A's average monthly sales via ZaloPay payment is lower than 5,000,000 VND (five million Vietnamese dongs), Party B has the right to request Party A to remedy the situation within 30 (thirty) working days. If at the end of the remedial time limit, Party A still cannot improve the situation, Party B has the right to unilaterally terminate the Contract and the two Parties shall coordinate to pay the outstanding amounts as prescribed in the Main Contract. The application of this remedy is only applied no more than 02 (two) times during the Contract term.

ARTICLE 3. BANK ACCOUNT INFORMATION

3.1. The Parties agree to designate and be responsible for the legality, validity, authenticity of the account with the following information to receive and pay payments.

3.2. If one or the Parties change the account information, the changing Party must notify the other Party in writing and be responsible for the content of the notice.

3.3. Unless otherwise agreed, the value of the notice of change of account information is only valid after the time the other Party receives the notice of change (by email or in writing whichever comes first).

	PARTY A	PARTY B
Account No	1014595801	19122481575019
Account holder	Hottab Asset Vietnam Co., Ltd.	ZION Joint Stock Company
Bank	Saigon - Hanoi Commercial Joint Stock Bank (SHB) - Card Center	Vietnam Technological and Commercial Joint Stock Bank (Techcombank) — Head Office
Type of account	VND	VND
Others

ARTICLE 4. TERMS OF IMPLEMENTATION

- This Appendix is an integral part of the ZaloPay Payment Support Service Supply Contract No. 67/2020/ZALOPAY/ZION - HOTTAB signed on day...month...year.... between Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B).

- This Appendix is made into 02 (two) copies in Vietnamese with the same legal validity, each party keeps 01 (one) copy.

REPRESENTATIVE OF PARTY A Deputy Director (Signed and sealed) NGO THI CHAM	REPRESENTATIVE OF PARTY B Chairman of Board of Management cum Director (Signed and sealed) TRUONG THI THANH

4

SOCIALIST REPUBLIC OF VIETNAM

Independence – Freedom – Happiness

ACCEPTANT MINUTES OF REVENUE AND SERVICE CHARG

MONTH...YEAR 2020 (....., 2020)

Pursuant to the ZaloPay payment support service agreement No....dated....between:

+ PARTY A: HOTTAB ASSET VIETNAM COMPANY LIMITED

+ PARTY B: ZION JOINT STOCK COMPANY

- On this day...., both parties mutually agree to sign this Acceptance Minutes of Revenue and Service Charge for.../.... as the below detail:

	Number of successful payment transactions	Number of refund transactions required by the partner	Value of successful payment transactions	Value of refund transactions required by partner	Fee of payment transaction (including VAT)	Refund fee (Including VAT)	Other fees (including VAT)	Total fees (Including VAT)	Payment by ZaloPay (including VAT)
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)=(5)=(6)+(7)	(9)= (3)-(4)-(8)
ID:.....
From ATM card/domestic bank account
From credit card
From ZaloPay App
Total by transactions
Total

This acceptance Minutes is made into 02 (two) bilingual originals in Vietnamese and English languages of the equal validity. Each party will keep 01 (one) original.

FOR AND ON BEHALF OF PARTY B	FOR AND ON BEHALF OF PARTY B
P.P DIRECTOR ACCOUNTANT TECHNIC	ACCOUNTANT TECHNIC
5

APPENDIX 3

COORDINATION FOR SETTLEMENT OF TRANSACTION TO BE REFUNDED

(Attached to Contract No. 67/2020/ZALOPAY/ZION-HOTTAB signed on .../.../......)

Bases:

- Contract No. 67/2020/ZALOPAY/ZION - HOTTAB dated ...... between Hottab Asset Vietnam Co., Ltd and ZION Joint Stock Company.

- Based on the capabilities and needs of the two Parties;

This Appendix is made and signed on.....by Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B) to deploy payment support services with the following contents:

This Appendix governs chargeback transactions (transactions required to be processed for refund), goods and service refund transactions performed according to Party A's goods and service return policy, not governed by this Regulation:

ARTICLE 1. CASE OF REFUND

Cases	Detailed description	Process of settlement
The transaction with Party A's request for refund	is the transaction requested by Party A to be refunded to the Customer.	Refund immediately at the request of Party A
Complaint transaction requires a Reimbursement;

Buyer does not receive the paid goods, services (products), or

The delivered goods and services are not as described: the buyer receives the paid product, but the delivered product does not meet the description of Party A at the time of payment.

The verification of the information required to process the Reimbursement transaction is carried out by the following methods:

Step 1: The two parties coordinate to verify information within 3 working days;

Step 2: Processing after verifying information:

- If there is no refund, Party A and Party B will terminate processing the request;

- If a refund is required, Party A shall issue a refund order to the buyer;

Error Transaction	Transaction determined by Party B to have an error occurred during transaction signal transmission.

The verification of the information required to handle the error transaction is done as follows:

Step 1: Coordinate error verification in 3 working days;

Step 2: Party B informs Customer and Party A:

- If the two Parties continue to complete the transaction, no refund will be incurred;

- If the two Parties do not continue to complete the transaction, a refund will be incurred.

Unauthorized transaction	The transaction was refunded due to the complaint of the cardholder, the ZaloPay account holder identified fraud or forged when performing the transaction.

* If a Reimbursement is requested according to the International Card Organization's handling procedures, the handling of the complaint settlement results related to unauthorized transactions will be carried out in accordance with the International Card Organization's Regulations. Party B is responsible for coordinating and supporting Party A in the settlement process.

On a case-by-case basis, Party B will give recommendations and instructions for Party A to choose the appropriate solution.

* If the chargeback claim arises from a payment transaction by wallet balance, the settlement shall comply with the provisions of dispute settlement and complaint according to the regulations on using the service of Party B.

ARTICLE 2. REQUIREMENTS FOR PARTY A

Provide timely, accurate and complete information and documents at the request of Party B. In addition:

a. For complaints of not receiving goods or services; Party A must provide Party B with the following documents:

- Documents and data determining successful payment signal are recorded by Party B;

- Documents and documents describing the transportation and delivery coincide with the information in the shipment.

- Goods and services must be delivered to the buyer's address as declared in the buyer's consignment; if it is a non-physical service, an electronic data format, the download IP address is the same as the billing IP address.

b. For unauthorized transactions: Party A must provide Party B with the following documents: Successful transaction signal.

- Documents of transportation and delivery of goods and services signed by the buyer.

- Other requirements at the request of the International Card Organization in each specific case will be supported by Party B as a focal point to work with related parties.

Notes:

Goods and service transport documents as proof of handling in this case must satisfy all of the following information:

- Date of recording the transportation of goods and services;

- Delivery address details the address of the commune (ward, town), district (district), province, city.

The delivery documents meet all of the following conditions:

- Delivery date;

- Address The receiver records in detail the address of the commune (ward, town), district (district), province, city.

- The signature confirms the receipt of the buyer's goods with the information that matches the order and payment information.

ARTICLE 3. COOPERATION IN PROCESSING REFUND TRANSACTIONS

3.1. The settlement of a refund request is based on the results of the refund request processing.

a. If no refund is required to the buyer, the Parties will not have to make a refund.

b. If a refund is required, the Parties will handle the following:

- If the transaction value requested to be refunded, Party B has not yet paid to Party A, Party B will keep that payment to make a refund to the buyer.

- If the transaction requested for refund has been paid by Party B to Party A, Party A must refund the Customer within 02 (two) working days from the date of receipt of the refund request processing result. ;

- If Party A does not make the refund, Party B deducts from the amount that Party B will transfer to Party A in the latest payment (the amount of offset is the amount that Party A requests Party B to reimburse the Customer. or the amount that Party A must Reimburse plus the charge of the Reimbursement transaction (if any)).

If the amount paid to Party A in the latest payment is not enough to offset, the outstanding amount is determined the debt of Party A to Party B and Party A must pay Party B in full by bank transfer. within 03 (three) working days from the date of Party B's request. If Party A is still late for payment by the end of the term without Party B's fault or force majeure, Party B has the right to suspend all services related to Party A, and Party A must pay Party B additional interest rate on corporate deposits (calculated at the interest rate announced by Vietnam Joint Stock Commercial Bank for Industry and Trade (Vietinbank) on the first day of late payment) for the amount of late payment over time from the first day of late payment pay until Party A has paid in full to Party B.

3.3. The time limit for settlement of the transaction subject to a claim for reimbursement will be according to the decision of Party B in accordance with the provisions of law and/or regulations and practices of the International Card Organization, but not more than 180 days from date of successful payment transaction.

The application of measures to suspend payment and advance payment, depending on Party B's decision, may last until there is a result of processing the claim for reimbursement.

3.4. In the event that Party A makes a refund, the refund must be made through https://mc.zalopay.vn. The fact that Party A chooses another method of Refund processing does not bind Party B to acknowledge the results. Claim settlement results between Party A and ZaloPay card/account holder, and Party A may still be responsible for reimbursement if it cannot prove that Customer's Reimbursement request has been resolved.

3.5. Party B's right to claim Compensation may last even if the Parties terminate the cooperation.

3.6. From time to time, in order to ensure the safety and security of transactions with permissible technical conditions, and to bring convenience to Customers when using the service, Party B may apply/pilot the reimbursement methods and will inform Party A to coordinate implementation.

ARTICLE 4. TERMS OF IMPLEMENTATION

- This Appendix is an integral part of the ZaloPay Payment Support Service Supply Contract No. 67/2020/ZALOPAY/ZION - HOTTAB signed on day...month...year.... between Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B).

- This Appendix is made into 02 (two) copies in Vietnamese with the same legal validity, each party keeps 01 (one) copy.

REPRESENTATIVE OF PARTY A Deputy Director (Signed and sealed) NGO THI CHAM	REPRESENTATIVE OF PARTY B Chairman of Board of Management cum Director (Signed and sealed) TRUONG THI THANH

6

APPENDIX 4

PROCESS FOR RECEIVING AND SETTLEMENT CLAIMS/COMPLAINTS FOR THE CUSTOMERS

(Attached to Contract No. 67/2020/ZALOPAY/ZION-HOTTAB signed on .../.../......)

ARTICLE 1. GENERAL PROVISIONS

1. Purpose

Guide and inform the concerned parties about the process of receiving and resolving complaints within the scope of business cooperation between the two parties, in order to ensure the highest level of support for customers.

2. Scope of Customer Support

2.1. Answer to customers service-related policies such as: service objects, price/fee policy, equipment conditions, service usage procedures...

2.2. Guide customers to use the service.

2.3. Support the Customer when there are problems related to network infrastructure, hardware systems, software as well as problems that lead to the Customer's inability to use the service.

2.4. The Party is responsible for and ensures to assist in resolving Customer's complaints within the scope of its obligations under the Contract and the attached Appendices.

2.5. Period to receive the Customer's complaint, and allow the Customer to send a request to trace the transaction: within 100 days from the date of the transaction or otherwise prescribed by law. For a refund request, the time limit for receiving a claim is 60 days from the date of the transaction.

3. Forms of support and coordination to support Customers

3.1 Types of support' Customers:

Support by phone, fax, e-mail, text,...

3.2 Focal point to coordinate customer support:

PARTY A:

Customer Support Center

Hotline: 0942468822

Email: care@hottab.net

PARTY B:

Customer Support Center

Hotline: 1900 54 54 36

Email: hotro@zalopay.vn

3.3 General responsibilities:

In the event that one of the Parties receives a request from the Customer that is not within its scope, it will forward the Customer's request to the person in charge of that scope.

The Parties are responsible for coordinating to support the Customer to achieve the best results.

ARTICLE 2. PROCEDURE FOR RECEIVING AND SOLVING CLAIMS/COMPLAINTS

2.1. Flowchart

PROCEDURE FOR RECEIVING AND SOLVING CLAIMS/COMPLAINTS

 IMAGE OMITTED

2.2. Flowchart explanation

No	Contents of implementation	Unit	Period
STEP 1	Receive inquiries/complaints: Receive and respond to information received complaints in the form of: text, e-mail, phone, fax, web, chat ...	Party A, Party B	During the customer support period of the Parties. . Feedback has been received within 04 (four) working hours from the time of receipt.
STEP 2

Classify inquiries/complaints:

After the Receiving Party receives inquiries/complaints from the Customer:

- For the content that can be answered immediately, then proceed to respond to the Customer.

- In case the complaint/complaint is beyond the scope of settlement, the receiving Party is responsible for transferring the information to the relevant Party via email or can call first, email later in case of emergency.

		Party A, Party B	Within 24 (two four) hours after receiving complaint information.
STEP 3	Make reconciliation of questions/claims The receiver is responsible for analysing, reconciliation, explaining the claims/complaints received.	Party A, Party B	No later than 01 (one) working day from the date of receipt of inquiries/complaints.
STEP 4	Respond to inquiries/complaints: The unit receiving inquiries/complaints shall reply in writing or in the form requested by the Customer.	Party A, Party B	No later than 02 (two) working days after receiving the results of inquiry/complaint.
STEP 5

Evaluate the satisfaction level:

- Customer Service staff probe, find out the satisfaction level of customers with the content of the answer. If the Customer agrees and is satisfied with the answers, proceed to Step 06.

- If the Customer does not agree with the contents of the answer, return to Step 02 to proceed with the resolution of the question/complaint.

		Party A, Party B	Implement immediately after the settlement is completed and the Customer accepts.
STEP 6	Ending: Perform consolidation, archiving and periodical reporting.	Party A, Party B

ARTICLE 3. TERMS OF IMPLEMENTATION

- This Appendix is an integral part of the ZaloPay Payment Support Service Supply Contract No. 67/2020/ZALOPAY/ZION - HOTTAB signed on day...month...year.... between Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B).

- This Appendix is made into 02 (two) copies in Vietnamese with the same legal validity, each party keeps 01 (one) copy.

REPRESENTATIVE OF PARTY A Deputy Director (Signed and sealed) NGO THI CHAM	REPRESENTATIVE OF PARTY B Chairman of Board of Management cum Director (Signed and sealed) TRUONG THI THANH

7

APPENDIX 5

CONTACT INFORMATION

(Attached to Contract No. 67/2020/ZALOPAY/ZION-HOTTAB signed on .../.../......)

ARTICLE 1. CONTACT PERSON

REPRESENTATIVE OF PARTY A	REPRESENTATIVE OF PARTY B

❖ In charge of Sales Department:

- Mr/Ms: Le Ngoc Huy

- Position: Sales Manager

- Email: huy@hottab.net

- Phone: 091 716 88 99

❖ In charge of engineering:

- Mr/Mrs: Sanjeev Sapkota

- Position: Director

- Email: sanjeev@hottab.net

- Phone: +91 81308 49185

❖ In charge of Customer Relations, support and settlement of claims

- Mr/Ms: Nguyen Van Thang

- Position: Customer Care

- Email: thangnguyenvan@hottab.net

- Mobile: +84 98 764 74 75

❖ In charge of PR/Marketing:

- Mr/Ms: Regina Cheng

- Position: Director of Communications

- Email: regina@thesocietypasss.com

- Phone: 03778655570

❖ In charge of reconciliation:

- Mr/Ms: Ngo Thi Cham

- Position: Chief Accountant

- Email: cham@hottab.net

- Phone: +84 97 694 08 99

❖ In charge of Payment:

- Mr/Ms: Tran Thi Tho

- Position: Accountant

- Email: tt.tho@hottab.net

- Phone: 0379439424

❖ In charge of receiving electronic invoices:

- Mr/Ms: Tran Thi Tho

- Position: Accountant

- Email: tt.tho@hottab.net

- Phone: 0379439424

❖ In charge of Sales Department:

- Mr/Ms: Doan Thanh Tung

- Position: Head of Business Development

- Email: bdpayment@zalopay.vn

❖ In charge of engineering:

- Mr/Ms: Thai Hoang Diep

- Position: Technical Manager

- Email: tech@zalopay.vn

❖ In charge of Customer Relations, support and settlement of claims (CS):

- 24/7 Customer Support

- Email: merchant@zalopay.vn

❖ In charge of PR/Marketing:

- Mr.: Pham Thong

- Position: Marketing Director

- Email: marketing@zalopay.vn

❖ In charge of reconciliation, payment:

- Ms: Lu Hong Tham

- Position: Product Operations Executive

- Email: opzalopay@vng.com.vn

ARTICLE 2. TERMS OF IMPLEMENTATION

- This Appendix is an integral part of the ZaloPay Payment Support Service Supply Contract No. 67/2020/ZALOPAY/ZION - HOTTAB signed on day...month...year.... between Hottab Asset Vietnam Co., Ltd (Party A) and ZION Joint Stock Company (Party B).

- This Appendix is made into 02 (two) copies in Vietnamese with the same legal validity, each party keeps 01 (one) copy.

REPRESENTATIVE OF PARTY A Deputy Director (Signed and sealed) NGO THI CHAM	REPRESENTATIVE OF PARTY B Chairman of Board of Management cum Director (Signed and sealed) TRUONG THI THANH